                                                                      EXHIBIT 12


                                                                                Historical Costs
                                        ------------------------------------------------------------------------------------------
                                                                   Fiscal Year Ended                            Nine Months Ended
                                        ---------------------------------------------------------------------   ------------------
                                        December 30,   December 29,   December 28,   January 2,    January 1, October 2, October 1,
                                            1993           1994           1995          1997          1998       1997       1998
                                        ------------   ------------   ------------   ----------    ----------   -------    -------
                                                                   (in millions, except for ratios)
Income (loss) before income taxes and
loss (gain) on extraordinary item        $  13.8         $  21.2        $  30.1      $  46.7       $  54.3    $  35.9    $ (24.0)
Adjustments:
Interest expense                             7.0             7.5           10.7         12.8          14.0        9.5       32.8
Amortization of debt issuance costs          0.4             0.3            0.3          0.6           0.5        0.6        1.5
Portion of rent expense related to
Interest cost                                9.3            10.8           11.5         13.8          17.9       13.1       18.9
                                         -------         -------        -------      -------       -------    -------    -------
          Earnings                       $  30.5         $  39.8        $  52.6      $  73.9       $  86.7    $  59.1    $  29.2
                                         =======         =======        =======      =======       =======    =======    =======


Fixed charges:
Interest expense                         $   7.0         $   7.5        $  10.7      $  12.8       $  14.0    $   9.5    $  32.8
Interest capitalized                          --             0.4            1.2          1.7           2.6        2.0        3.3
Amortization of debt issuance costs          0.4             0.3            0.3          0.6           0.5        0.6        1.5
Portion of rent expense related to
Interest cost                                9.3            10.8           11.5         13.8          17.9       13.1       18.9
                                         -------         -------        -------      -------       -------    -------    -------
          Fixed charges                  $  16.7         $  19.0        $  23.7      $  28.9       $  35.0    $  25.2    $  56.5
                                         =======         =======        =======      =======       =======    =======    =======


Ratio of earnings to fixed charges           1.8             2.1            2.2          2.6           2.5        2.3         --
Deficiency of earnings to cover
fixed charges                                 --              --             --           --            --         --    $  27.3




                                                Pro Forma
                                         ------------------------
                                         January 1,    October 1,
                                            1998          1998
                                         ----------    ----------

Income (loss) before income taxes and
loss (gain) on extraordinary item         $ (42.4)      $ (51.2)
Adjustments:
Interest expense                            117.6          87.3
Amortization of debt issuance costs           3.9           2.9
Portion of rent expense related to
Interest cost                                21.4          24.0
                                          -------       -------
          Earnings                        $ 100.5       $  63.0



Fixed charges:
Interest expense                          $ 117.6       $  87.3
Interest capitalized                          2.7           4.4
Amortization of debt issuance costs           3.9           2.9
Portion of rent expense related to
Interest cost                                21.4          24.0
                                          -------       -------
          Fixed charges                   $ 145.6       $ 118.6
                                          =======       =======


Deficiency of earnings to cover
fixed charges                             $  45.1       $  55.6
